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                         SAMPLE LEASING AGREEMENT



September 21, 1999




Dear ______________,

Australian Grazing & Pastoral Co., Pty. Ltd. (hereinafter referred to as First Party) agrees immediately after acceptance of this letter by ___________________________________________ (hereinafter jointly referred to as Second Party) to negotiate in behalf of Second Party or their nominee for V99-2 (hereinafter referred to as Concession) covering certain lands ________________________________________________________.


Said negotiations are to be conducted by First Party or its agent or representatives in Australia at First Party's risk and expense; provided, however, that Second party shall at all times be kept informed as to the progress of said negotiations and the terms and conditions involved in obtaining said concession.


Terms and conditions of said Concession are intended to be in accordance with the provisions of the Petroleum Act of the State of Victoria and will be on the form issued by the State of Victoria. It is further agreed that Second party will at its expense put up the $A__________ non-refundable application fee to accompany the application and will complete and file with the appropriate authorities all necessary papers and documents to carry out the terms of this agreement. Second party will be consulted prior to the filing of any such papers or documents and will, in any event, be furnished with copies of all such papers and documents so filed. First party will at its expense pay for registration costs of registering ______________________ in Australia as a foreign corporation.


It is further agreed for the purposes of this contract that if the following terms and conditions are obtained, the Concession will be satisfactory to Second Party and Second Party's attorneys:
(1) Period:  Five (5) years from the date of issuance.

(2) Expenditures:
            First Year:     $A___________
            Second Year:    $A___________
            Third Year*:    $A___________
            Fourth Year:    $A___________
            Fifth Year:     $A___________

    *The first three years to be guaranteed in that if the expenditures are not made, or the area relinquished when the expenditures are current, the Second Party will forfeit the area to the government.


(3) Oil Spill Insurance: Only after Government has made offer to successful applicant and to be paid for by Second Party.


(4) Rentals: Second Party will pay the first year's rental when the Government offers the concession to Second Party on the terms set out by Second party in their application.


(5) Permit Conditions and Permit Administration: The conditions applying to a permit granted under sections 22 (initial term) or 32 (renewal term) of the Petroleum (Submerged Lands) Act 1967, and the continuing administration of those conditions, will be as follows:

(a) the permittee will be required to undertake each component of the minimum guaranteed work program in the designated year or earlier and, unless conditions of "force majeure" apply, failure to do so will result in cancellation of the permit. The minimum guaranteed work program will not be reduced once the permit has been awarded. Surrender of the permit in good standing may only be agreed prior to the beginning of the fourth permit year if the total three year minimum guaranteed work program is completed.

(b) no earlier than 6 months and no later than 3 months before the end of the third year of the permit term, the permittee may submit a revised secondary work program covering the remaining years of the permit term for consideration by the Joint Authority and agreement on a mutually acceptable work program. If agreement cannot be reached on a mutually acceptable work program, the permit may be surrendered in good standing or continue in force subject to the original secondary work program.


(c) on commencement of the fourth permit year the "secondary" program (as revised, if agreed by the Joint Authority) becomes guaranteed on a year by year basis and each component must be undertaken in the designated year or earlier:

failure to do so will result in cancellation of the permit, unless conditions of "force majeure" apply or where the permittee can provide substantial and compelling evidence that the work program should be varied on technical grounds prior to entry into any of the remaining years of the secondary term (i.e. the permittee has the option to renegotiate the secondary work program on an annual basis)

surrender of the permit in good standing may only be agreed in a permit year if the work guaranteed for the year has been completed

(d) permittee may apply at any time for a variation of permit conditions on the grounds of "force majeure", that is, where circumstances prevail which are clearly beyond the control of the permittees

(e) permittees will be required to comply with the provisions of the Act, the Regulations and Directions issued under the Act, and with any special conditions associated with the permit area.

(f) first party has paid for the registration of ________________. Second party will pay the cost of registering any additional companies in Australia.

(g) Cost of making copies of seismic on area will be paid by second party.


Upon delivery of the concession, it is further agreed that Second Party will forthwith grant and assign to First Party by an instrument in form satisfactory to Counsel for Second Party and First Party an overriding royalty of two percent (2%) of the total production of crude oil and casinghead petroleum spirits and natural gas produced from the lands which are the subject of the Concession, which overriding royalty shall be a covenant running with the land, but which shall nevertheless cease as to land which at any time may be surrendered or which may lapse or revert to the government by reason of nondevelopment or any other cause. This override shall also apply to any additions to the area of the basic Concession, and any succession in titles, including leases and renewals. Notwithstanding that Second Party may transfer all or part of its interest in the Oil Concession, Second Party shall remain obligated to pay the said overriding royalty interest to First Party until the transferee or purchaser of the interest of Second Party in the Concession has entered into an Agreement with First Party whereby such transferee or purchaser agrees to pay First Party the appropriate portion of the said overriding royalty interest.


If the Victorian Department of Natural Resources and Environment offers to grant a concession to Second Party covering any part of the lands represented by the Concession under different terms and conditions, and if Second Party chooses to accept such terms and conditions, then Second Party agrees to pay First Party $US___________, assign First Party an overriding royalty of 2%, and abide by all other provisions of this contract.


Should it be found that the Government fees will be higher than the total price quoted herein, then the Second Party shall be notified and allowed the option of going on such other terms as may be obtained, or assign all rights and privileges of Second Party to First Party and/or its nominee after the granting of the said Concession, and Second Party shall in this latter event be relieved of all expenses and obligations under this agreement and shall be obligated to pay no fees or expenses to First Party and/or its nominee in this latter event. Second Party may exercise its option by notifying First Party of its intention within three (3) days from the date of receipt of such notification.


All notices to be given by and between the parties hereto shall be sent to First Party at the address shown on this letterhead and to each Second Party at the addresses shown on the first page hereof.


This agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This agreement shall be governed by the laws of the State of Texas. If the terms and provisions herein contained meet with your approval, please execute the duplicate original of this instrument furnished you herewith and return to us within five (5) days from the date hereof.

Sincerely,


Party of the First Part:



_________________________________


Parties of the Second Part:




_________________________________